Exhibit 10.1
DIAMOND OFFSHORE DRILLING, INC.
AWARD CERTIFICATE
STOCK APPRECIATION RIGHT
THIS CERTIFICATE, dated as of the ___ day of                      20___, evidences the grant of the Award set forth below by Diamond Offshore Drilling, Inc., a Delaware corporation (the “Company”), to                                          (the “Participant”).
1. Grant of Award.
Subject to the provisions of this Certificate and the Second Amended and Restated Diamond Offshore Drilling, Inc. 2000 Stock Option Plan (the “Plan”), the Company hereby grants to the Participant as of                      (the “Grant Date”)                      Stock Appreciation Rights having an Exercise Price of $                  per Stock Appreciation Right (such grant being herein called the “Award”). Each Stock Appreciation Right represents the right to receive an amount, payable in shares of Stock as provided in Paragraph 3 below, equal in value to the excess, if any, on the date of exercise of the Fair Market Value of a share of Stock over the Exercise Price of the Stock Appreciation Right. The Stock Appreciation Rights granted hereby are Free-Standing Stock Appreciation Rights and are not granted in conjunction with an Option. Unless earlier terminated pursuant to the terms of this Certificate, the Award shall expire on the tenth anniversary of the date hereof. Capitalized terms not defined herein shall have the meanings set forth in the Plan.
2. Exercisability of the Award.
The Award shall become vested and exercisable on the Grant Date.
3. Method of Exercise of the Award.
(a) An Award may be exercised at any time after the Award with respect to those Stock Appreciation Rights vests and before the expiration of the Award Term. To exercise an Award, the Participant shall give written notice to the Company stating the number of shares with respect to which the Award is being exercised.
(b) Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount equal to the product of (i) the excess of the Fair Market Value of one share of Stock on the date of exercise over the Exercise Price of the applicable Stock Appreciation Right, multiplied by (ii) the number of shares of Stock in respect of which the Stock Appreciation Right has been exercised. Except as otherwise determined by the Board on not less than thirty (30) days’ prior written notice to the Participant, the payment shall be made in shares of Stock based upon the Fair Market Value on the date of exercise. Fractional shares shall be settled by payment in cash based upon the Fair Market Value on such date.
4. Award Term.
Except as otherwise determined by the Board after the date of this Certificate, the Award Term shall end on the earliest of (1) the date on which the Award has been exercised in full, (2) the date on which the Participant experiences a Termination for Cause and (3) the one-year anniversary of the date on which the Participant experiences a Termination due to death or Disability;

provided, that in no event may the Award Term extend beyond ten years from the Grant Date.
5. Nontransferability of the Award.
The Award is not transferable except (i) as designated by the Participant by will or by the laws of descent and distribution or (ii) as otherwise expressly permitted by the Board including, if so permitted, pursuant to a transfer to such Participant’s immediate family, whether directly or indirectly or by means of a trust or partnership or otherwise. If any rights exercisable by the Participant or benefits deliverable to the Participant under this Certificate have not been exercised or delivered, at the time of the Participant’s death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of this Certificate and the Plan.
6. Taxes and Withholdings.
No later than the date of exercise of the Award granted hereunder, the Participant shall pay to the Company or make arrangements satisfactory to the Board regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Award and the Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the Participant, federal, state and local taxes of any kind required by law to be withheld upon the exercise of the Award granted hereunder, as provided in Section 4.4 of the Plan. In this regard the Participant may elect to pay any tax withholding upon the exercise of an Award by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Award and remit to the Company a sufficient portion of the sale proceeds to pay such tax withholding.
7. Notices.
All notices and other communications under this Certificate shall be in writing and shall be given by hand delivery to the other party or confirmed fax or overnight courier, or by postage-paid first class mail, addressed as follows:
If to the Participant:

(First Name) (Last Name)
(Address)
(City,) (State) (Postal Code)
If to the Company:

Diamond Offshore Drilling, Inc.
15415 Katy Freeway, Suite 100
Houston, Texas 77094-1800
Attention: Corporate Secretary
Facsimile: 281-647-2223
or to such other address or facsimile number as any party shall have furnished to the other in writing in accordance with this Paragraph 7. Notice and communications shall be effective when actually received by the addressee.
8. Effect of Certificate.
Except as otherwise provided hereunder, this Certificate shall be binding upon and shall inure to the benefit of any successor or successors of the Company, and to any transferee or successor of the Participant pursuant to Paragraph 5.

9. Conflicts and Interpretation.
The Award is subject to the provisions of the Plan, which are hereby incorporated by reference. In the event of any conflict between this Certificate and the Plan, the Plan shall control. In the event of any ambiguity in this Certificate, any term which is not defined in this Certificate, or any matters as to which this Certificate is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Board has the power, among others, to (i) interpret the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the Plan and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan.
10. Headings.
The headings of paragraphs herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Certificate.
11. Amendment.
This Certificate may not be modified, amended or waived except by an instrument in writing signed by the Company. The waiver by either party of compliance with any provision of this Certificate shall not operate or be construed as a waiver of any other provision of this Certificate, or of any subsequent breach by such party of a provision of this Certificate.
IN WITNESS WHEREOF, as of the date first above written, the Company has caused this Certificate to be executed on its behalf by a duly authorized officer.

DIAMOND OFFSHORE DRILLING, INC.
By:
Name:
Title: